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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of e4L, Inc. for the registration of 1,114,009 shares of its common stock and to the incorporation by reference therein of our report dated June 25, 1999 with respect to the consolidated financial statements and schedule of e4L, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Los Angeles, California
September 16, 1999